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                         SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.

                                      FORM 8-K

                               CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): March 9, 2001
                                                     ---------------------------

                              United Heritage Corporation
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               (Exact Name of Registrant as Specified in Its Charter)


                                        Utah
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                   (State or Other Jurisdiction of Incorporation)


              0-9997                                  87-0372826
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     (Commission File Number)             (IRS Employer Identification Number)


   2 Caddo Street, Cleburne, Texas                          76031
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(Address of Principal Executive Offices)                  (Zip Code)


                                  (817) 641-3681
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)






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ITEM 9.  REGULATION FD DISCLOSURE

        The Registrant is making the following information publicly available:

                          * * * * * * * * * * * * * *

                                                          FOR IMMEDIATE RELEASE:

                      UNITED HERITAGE CORPORATION MAKES PROGRESS
                            IN NEW MEXICO OIL & GAS FIELDS

Cleburne, TX - March 9, 2001: Walter G. Mize, Chairman of the Board and Chief Executive Officer of United Heritage Corporation (NASDAQ: UHCP), today announced, "Tobin D. Andrews, Petroleum Geologist and Oil and Gas Operations Manager, has provided the executive staff with an Activity Report Update as of March 8, 2001 on the Cato (San Andres) Unit - Tom Tom Field - Tomahawk Field in Chaves and Roosevelt Counties, New Mexico.

The basic points contained in the Activity Report are as follows:

        Four of the five infill wells have been completed for production. The fifth well was perforated and acidized in the P2 zone on March 5, 2001. Electric service has been provided to all five new wells. Early production tests, which began March 1, 2001, on Well Nos. 302 and 328 were very encouraging with average combined daily production being near 60 BOPD and 220 MCFGPD. Initial potential tests have begun, starting with Well No. 302 then continuing with #328, #330, #334 and #355. All initial potential tests should be completed by the end of March, 2001.

        When compared with the preceding month, oil production in the New Mexico properties rose 33% in December 2000, 17% in January 2001, and 51% in February 2001. United Heritage Corporation is currently making in excess of 1500 barrels per month. As the new wells come on line, this should increase.

        Dynegy Midstream Services should have a larger booster compressor installed in the field within 2 - 3 weeks. This compressor will have the capacity of moving gas volumes of three million cubic feet per day and lowering the line pressure to 6 PSI (pounds per square inch). This will allow United Heritage Corporation's gas production to increase immediately to one million cubic feet per day.

        Three well recompletions have been accomplished and are performing above expectations . . . well #37 is producing 350,000 cubic feet per day; well #35 is producing 130,000 cubic feet per day and five barrels of oil per day; well #66 has just been recompleted and should begin producing within two weeks.

        Four reworked wells are being put into production.

        The Klaeger Oil Retrieval Systems are meeting all expectations. The swabbing operation is proving to be successful from a production standpoint as well as allowing us to collect useful data from existing wells."


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        When asked if he was satisfied with United Heritage Corporation's New
        Mexico operations Mize stated, "We have gotten through a very trying period from a weather standpoint, I wish that we were further along in our development program, however, the five infill wells have been drilled and completed and they look very promising. The gas production is much better than we had hoped for. My faith in this project is exemplified by the fact that I personally provided the collateral necessary to obtain the Company's $2,000,000 credit line; and my financial company, Almac Financial Corporation, has loaned United Heritage Corporation $1,000,000, and will loan the Company more, if necessary. I remain very optimistic that this project is going to be a success for United Heritage Corporation and all of its shareholders".

        This press release, and a copy of this Activity Report, has been filed as a Form 8-K with the Securities and Exchange Commission. This press release will be a broad overview of the Activity Report. Anyone who would like to have a complete copy of the report should either contact our office and we will e-mail, fax or mail a copy to them; or a copy is available through the SEC's EDGAR online system. (www.free edgar.com).

        United Heritage Corporation an independent oil and gas exploration and development company with four leasehold properties totaling 30,500 acres that are estimated to contain in excess of 265 million barrels of oil-in-place. The Company's property in the Val Verde Basin of southwest Texas has an estimated 168,000,000 barrels of oil-in-place of which, currently, an estimated 24.5 million barrels have been classified as "proven undeveloped reserves" and 912,666 barrels have been classified "proved developed reserves". The Company's New Mexico fields have an estimated 97 million barrels of oil-in-place. United Heritage Corporation also purveys a line of specialized premium meat products under the brand name Heritage Lifestyle ProductsO, which are marketed through several regional supermarket chains and over the Internet at (www.internetbeef.com).

        THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1955. WHILE THESE STATEMENTS ARE MADE TO CONVEY TO THE PUBLIC THE COMPANY'S PROGRESS, BUSINESS OPPORTUNITIES, AND GROWTH PROSPECTS, READERS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS REPRESENT MANAGEMENT'S OPINION. ALTHOUGH MANAGEMENT BELIEVES SUCH STATEMENTS AND PREDICTIONS TO BE REASONABLE BASED ON INFORMATION AND DATA AVAILABLE TO THE COMPANY AT THIS TIME, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED. THE COMPANY'S OPERATIONS AND BUSINESS PROSPECTS ARE ALWAYS SUBJECT TO RISK AND UNCERTAINTIES. IMPORTANT FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER ARE SET FORTH IN THE COMPANY'S PERIODIC FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

        CONTACT:

        United Heritage Corporation
        Walter G. Mize, President & CEO
        (817) 641-3681

                             * * * * * * * * * * * * * *


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                        UHC NEW MEXICO CORPORATION
-  P.O. Box 1956  -  2 North Caddo Street  -  Cleburne, Texas 76033-1956  -
              -  Tel (817) 641-3681  -  Fax (817) 641-3683  -

                          ACTIVITY REPORT UPDATE
                          ----------------------
                              MARCH 8, 2001


          CATO (SAN ANDRES) UNIT - TOM TOM FIELD - TOMAHAWK FIELD
                 CHAVES AND ROOSEVELT COUNTIES, NEW MEXICO
                       PREPARED BY TOBIN D. ANDREWS,
            PETROLEUM GEOLOGIST AND OIL & GAS OPERATIONS MANAGER,
                         UHC NEW MEXICO CORPORATION

The information in this activity report is based on a recent trip to the field and daily reports. During the trip to the field, meetings were held with supervisors and other field personnel.

                                   SUMMARY

Oil production from the New Mexico properties continues to rise. Monthly Oil production figures from January and February 2001 were 1,050 BO and 1,584 BO, respectively. Gas production for the properties was down slightly from 14,723 MCF in January 2001 to 13,114 MCF in February 2001. This slight decrease in gas production was due to excessive line pressure at the field. The gas purchaser, Dynegy Midstream Services, has initiated operations to set a larger booster compressor at the field with capabilities of moving gas volumes of 3.0 MMCFGPD and lowering the line pressure to 6.0 psi. This will greatly enhance gas production for UHC by allowing more volume to be moved at a lower pressure. It is anticipated that when this compressor is installed the gas volume will be approximately 1000 MCFGPD. Detailed activity information is provided below.

                                 INFILL WELLS

Well Nos. 302, 328, 330, and 334 have been completed for production.
Completion operations began March 5, 2001 on Well No. 355. The well was perforated and acidized in the P2 zone. Electric service has been provided to all five (5) new wells. Well Nos. 302, 328, 330, and 334 have been equipped with production equipment - downhole pump, rods, tubing, pumping unit, and electric motor. Early production tests, which began March 1, 2001, on Well Nos. 302 and 328 were very encouraging with average combined daily production being near 60 BOPD and 220 MCFGPD. Initial potential tests have begun starting with Well No. 302 then continuing with 328, 330, 334 and 355. All initial potential tests should be completed by the end of March 2001. Initially, the P2 zone will be produced in Well Nos. 302, 328, 330 and 355. The P1 zone in these wells have excellent production potential as well and will ultimately be produced. Well No. 334 will produce from the P1 zone.



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                                RECOMPLETIONS

Production equipment, including a downhole pump, rods, tubing, pumping unit and electric motor, has been installed on Well No. 66. This was done in an effort to keep the fluid level down in the wellbore allowing the gas to enter and be produced. A production test will be conducted on the well this month. Well No. 37 continues to flow gas at a steady rate of 350 MCFGPD with 290 psi flowing tubing pressure on a 20/64" choke. Well No. 35 is currently producing
5.0 BOPD with an increase in gas production from 70 MCFGPD to 130 MCFGPD. The recompletion program will move to Well No. 38 and be followed by Well No. 36. Additional wells are currently being researched and analyzed for the program.

                                   REWORKS

Necessary pump, tubing, rod, and electric repairs have been made to Well Nos. 42, 115, 129, and 130. These wells were put back into production February 14 - March 1, 2001. Currently, the wells are being monitored for production and preparations are being made for proper well treatments, if necessary. Production tests will be scheduled for these wells after the treatments have been performed.

                                  SWABBING

Currently, three (3) swab trucks are in operation. One (1) swab truck is down for mechanical repairs. The swab trucks are in operation five (5) days per week, eight (8) hours per day. The two (2) new Klaeger Oil Retrieval Systems swab trucks continue to prove that they can swab in excess of 100 barrels of total fluid per eight (8) hour day. Current oil production from the three (3) swab trucks averages approximately 78 BOPD based on an average oil cut of 30%. Production should increase to approximately 100 BOPD when the fourth swab truck is back in operation. Well production information in the south part of the Cato Unit continues to be updated as the swab units continue further south in an effort to develop "swabbing patterns" which will make the swab units more productive and efficient. Approximately 70 wells remain in the south part of the Cato Unit in which information will be obtained. Preliminary oil and gas production results in the south part of the Cato Unit are encouraging.

                                PRODUCTION

Oil production rose 33% in December 2000, 17% in January 2001, and 51% in February 2001. Gas production rose 184% in December 2000, decreased 11% in January 2001, and decreased 12% in February 2001. Production should increase substantially when the Dynegy compressor is installed (approximately two weeks). There are a great number of wells that are being reviewed for rework and recompletion opportunities. Also, additional infill drilling locations are being chosen for field development.

THIS REPORT INCLUDES FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHILE THESE STATEMENTS ARE MADE TO CONVEY TO THE PUBLIC THE COMPANY'S PROGRESS, BUSINESS OPPORTUNITIES, AND GROWTH PROSPECTS, READERS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS REPRESENT MANAGEMENT'S OPINION. ALTHOUGH MANAGEMENT BELIEVES THESE STATEMENTS TO BE REASONABLE BASED ON INFORMATION AND DATA AVAILABLE, THE COMPANY'S OPERATIONS AND BUSINESS PROSPECTS ARE ALWAYS


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SUBJECT TO RISK AND UNCERTAINTIES.  IMPORTANT FACTORS THAT MAY CAUSE ACTUAL
RESULTS TO DIFFER ARE SET FORTH IN THE COMPANY'S PERIODIC FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                        * * * * * * * * * * * * * *

       THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF UNCERTAINTIES, SUCH AS THE VARIOUS RISKS ASSOCIATED WITH EXPLORATION AND PRODUCTION OF OIL AND GAS. DETAILS ON THE FACTORS THAT COULD AFFECT UNITED HERITAGE CORPORATION'S FINANCIAL RESULTS ARE INCLUDED IN UNITED HERITAGE CORPORATION'S SECURITIES AND EXCHANGE COMMISSION
(SEC) FILINGS, INCLUDING THE LATEST ANNUAL REPORT ON FORM 10-K AND ON ITS QUARTERLY REPORTS ON FORM 10-Q.


























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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                   UNITED HERITAGE CORPORATION



Date: March 9, 2001                BY:           /s/ Walter G. Mize
                                      -----------------------------------------
                                           Walter G. Mize, President and
                                           Chief Executive Officer





























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